Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 15, 2010 relating to the December 31, 2009 and 2008 financial statements of Clavis Technologies International Co., Ltd.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Kim & Lee Corporation, CPAs
Certified Public Accountants

/s/ Kim & Lee Corporation, CPAs

Los Angeles, California
June 24 , 2010